UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 22, 2014

Cinemark Holdings, Inc.

 (Exact Name of Registrant as Specified in Charter)

Delaware	001-33401	20-5490327
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 Dallas Parkway, Suite 500, Plano, Texas 75093

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 972.665.1000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders

(a)                     On May 22, 2014, we held our 2014 annual meeting of stockholders (the “Annual Meeting”).

(b)                     There were three matters submitted to stockholders at the Annual Meeting.

1.              To elect three Class I directors to serve for three years on our board of directors;

2.              To approve and ratify the appointment of Deloitte & Touche, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014; and

3.              To hold an advisory vote on executive compensation.

The items are described in greater detail in the Company’s definitive proxy statement for the Annual Meeting as filed with the Securities and Exchange Commission on April 11, 2014.

The final voting results were as follows:

Item 1: Election of Directors

Stockholders elected all Class I director nominees.  The votes for the  nominees were cast as follows:

Nominee	For	Against	Abstain	Broker Non- Vote
Steven P. Rosenberg	102,366,061	647,729	239,191	5,188,845
Enrique F. Senior	102,401,188	611,280	240,513	5,188,845
Donald G. Soderquist	101,811,940	1,190,196	250,845	5,188,845

Item 2: Ratification of the Appointment of the Independent Registered Public Accounting Firm

Stockholders ratified the appointment of Deloitte & Touche, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.  The votes were cast as follows:

For	Against	Abstain	Broker Non-Vote
108,097,534	96,994	247,298	—

Item 3: Advisory Vote on Executive Compensation

Stockholders approved, on an advisory basis, the compensation paid to the Company’s named executive officers for the fiscal year ending December 31, 2013 as disclosed pursuant to Item 402 of Regulation S-K, including the compensation discussion and analysis, compensation tables and narrative discussion. The advisory votes were cast as follows:

For	Against	Abstain	Broker Non- Vote
99,380,539	3,511,332	361,110	5,188,845

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINEMARK HOLDINGS, INC.

By:	/s/ Michael D. Cavalier
Name: Michael D. Cavalier
Title: Executive Vice President - General Counsel

Date: May 23, 2014